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                                                                     EXHIBIT 2.2

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER dated as of April 13, 2000 is made and entered into by and among Eco Form International, a Delaware corporation ("Parent"), and Eco-form, Inc., a Massachusetts corporation (the "Company").

         WHEREAS, the Boards of Directors of Parent and the Company have each determined that it is advisable and in the best interests of their respective stockholder to consummate, and have approved, the business combination transaction provided for herein in which Company would merge with and into the Parent (the "Merger"); and

         WHEREAS, Parent and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         I.1 The Merger. At the Effective Time (as defined in Article I.2), upon the terms and subject to the conditions of this Agreement, Company shall be merged with and into the Parent in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Code, Corporations (the "Delaware Code"). The Parent shall be the surviving corporation in the Merger (the "Surviving Corporation"). Parent and the Company are sometimes referred to herein as the "Constituent Corporations." As a result of the Merger, the outstanding shares of capital stock of the Company shall be converted or canceled in the manner provided in Article II.

         I.2 Effective Time. Prior to the Closing (as defined in Article I.3), an agreement of merger (the "Agreement of Merger") shall be duly prepared and executed by the Company and the Surviving Corporation and thereafter delivered to and filed with the Secretary of State of the State of Delaware (the "Secretary of State"), provided in Section 251(c) of the Delaware Code, provided, however, that the Agreement of Merger must be filed with the Secretary of State no later than the Closing Date (as defined in Article I.3). The Merger shall become effective at the time the Agreement of Merger is filed with the Secretary of State (the date and time so provided in the Agreement of Merger being referred to herein as the "Effective Time").

         I.3 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., local time, at the offices of Eco-form, Inc., 24 Walpole Park South, Walpole, Massachusetts, or at such other place as the parties hereto mutually agree, on such date as is the first business day after the day of satisfaction or, to the extent permitted hereunder, waiver of all the conditions to each party's obligation to consummate the Merger set forth in Article VIII or on such other date as the parties hereto mutually agree (the "Closing Date"). At the Closing there shall be delivered to Parent and the Company the



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certificates and other documents and instruments  required to be delivered under
Article VIII. The Last Closing Date (as defined in Article IX.1(b)) shall be April 24, 2000.

         I.4 Articles of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (a) the Certificate of Incorporation of Parent as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (b) the Bylaws of Parent as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

         I.5 Directors and Officers of the Surviving Corporation. The directors of Parent and the officers of Parent shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

         I.6 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the Delaware Code.

         I.7 Further Assurances. Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

                                   ARTICLE II

                               EXCHANGE OF SHARES

         II.1 Exchange of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

         (a) Cancellation of Treasury Stock and Stock Owned by Parent. All shares of common stock, no par per share, of the Company ("Company Common Stock") that are owned by the Company as treasury stock or any other shares of capital stock of the Company shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

         (b) Exchange Consideration for the Company Capital Stock. The consideration (the "Exchange Consideration") for all the issued and outstanding shares of Company Common Stock (other than shares to be canceled in accordance with Article II.l(a)), including shares issued pursuant to vested options to purchase Company Common Stock which are exercised prior to Closing, and for all issued and outstanding shares of Common Stock of the Company shall be a number of shares of fully paid and nonassessable shares of common stock, and the consideration paid to the Shareholders (the "Purchase Price") shall be Three Million Seven Hundred Fifty Thousand (3,750,000) shares of treasury stock from Eco-form International, Inc., as adjusted as indicated in Article II.1(c). Shareholders and the shareholders of the Parent shall also enter into a Shareholder Agreement containing provisions regarding board membership, voting rights, sale restrictions and other terms and conditions customary in a

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transaction of this type (the "Shareholder Agreement"). Moreover, if the average market price for the first Three Hundred Thousand (300,000) shares of Successor that are used to make market is below the average threshold amount of Two U.S. Dollars ($2.00 U.S.D.), the Surviving Corporation and Shareholders agree, in good faith, to determine a mathematical formula to account for the share value reduction below the average threshold amount of Two U.S. Dollars ($2.00 U.S.D.). In addition, for five (5) years, beginning on the date of the execution of the Shareholder Agreement ("Term"), Three Million Four Hundred Thousand (3,400,000) additional shares of Eco-form International, Inc., with One Million Seven
Hundred Thousand (1,700,000) shares currently held in name of Howard Keep and One Million Seven Hundred Thousand (1,700,000) shares currently held in name of Terrance Keep (collectively "the Keeps") will be proxied to Muammad Salahuddin Khan, Fuad Khan and Muammad Jalaluddin Khan (collectively "the Khans"), pro-rated as determined solely by the Khans and provided to the Keeps in writing prior to the Closing Date ("Proxied Shares"). During the Term, and as provided in the Shareholder Agreement, said Proxied Shares shall be voted by the Khans, as pro-rated above, and this voting right may not be sold, transferred, assigned or otherwise delegated to any other individual than those named in the Shareholder Agreement. Said Proxied Shares may be alienated, but not encumbered, by Howard Keep and/or Terrance Keep, provided that the Proxied Shares shall be alienated subject to a restriction that the shares' voting rights have been proxied to the Khans for the Term.

         (c) Escrow of Parent Common Stock. At the Effective Time, ten percent (10%) of the Purchase Price, or Three Hundred Seventy Five Thousand (375,000) shares, of the Exchange Consideration consisting of shares of Parent Common Stock payable to existing Shareholders ("Holders") of the Company (the "Escrow Shares") shall be issued to an escrow agent pursuant to the terms of an escrow agreement substantially in the form of Exhibit A hereto (the "Escrow Agreement") by and among the Parent, the Holders (or a representative of the Company's Holders elected by a majority of the Company Common Stock, (the "Company Representative") and an escrow agent (the "Escrow Agent"), which agreement shall permit the sale of such escrowed shares so long as the proceeds from such sale remain subject to the Escrow Agreement. Said Escrow Shares will proxied and pro-rated among the Holders as determined solely by the Holders, and provided to the Parent in writing prior to the Closing ("Proxy Right"). Said Proxy Right shall be held by the Holders and may not be sold, transferred, assigned or otherwise delegated to any other individual. Said Proxy Right shall be forfeited, adjusted or reduced immediately by the Holders in the same pro-rated amount as the Hold-Back Shares when deemed forfeited, adjusted or reduced pursuant to the Escrow Agreement.

         II.2  Procedures for Payment of Exchange Consideration.

         (a) Exchange Agent. On the Closing Date, Parent shall make available for deposit with Signature Stock Transfer, Inc., 14675 Midway Road, Suite 221, Addison, Texas 75001, or any other bank or trust company designated before the Effective Time by Parent and reasonably acceptable to the Company (the "Exchange Agent"), certificates representing the number of duly authorized whole shares of Parent Common Stock issuable in connection with the Merger, to be held for the benefit of and distributed in accordance with this Article. The Exchange Agent shall agree to hold such shares of Parent Common Stock (such shares of Parent Common Stock, together with earnings thereon, being referred to herein as the "Exchange Fund") for delivery as contemplated by this Article II and upon such additional terms as may be agreed upon by the Exchange Agent, the Company and Parent before the Effective Time.

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         (b) Exchange Procedures. Subject to the provisions of this Article II, as soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, (individually, a "Certificate" and collectively, the "Certificates") whose shares are to be exchanged pursuant to this Article II into the right to receive shares of Parent Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock, which such holder has the right to receive pursuant to the provisions of this Article II and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing that number of whole shares of Parent Common Stock, may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Article II, each Certificate shall be deemed at any time after the Effective Time for all corporate purposes of Parent, except as limited by paragraph (c) below, to represent ownership of the number of shares of Parent Common Stock into which the number of shares of Company Common Stock shown thereon have been converted as contemplated by this Article II.

         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate in accordance with this Article. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

         (d) No Further Ownership Rights in Company Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the shares of Company Stock represented thereby. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding


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immediately prior to the Effective Time. If, after the Effective Time,
Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent as follows:

         III.1 Organization and Qualification. Except as disclosed in the Company Disclosure Letter (as defined in this Article III.1), the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so organized, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company. Except as disclosed in the Company Disclosure Letter (as defined in this Article III.1), the Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company taken as a whole. As used in this Agreement, any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities), or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole). The Company shall submit a letter dated the date hereof and deliver to the Parent as a condition to Closing as set forth in
Article VIII (the "Company Disclosure Letter"), which will, among other things, disclose the items as described in this Agreement. Except as disclosed in the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         III.2  Capital Stock.

         (a) The authorized capital stock of the Company consists solely of Five Hundred Thousand (500,000) shares of Company Common Stock, no par per share ("Company Stock"). As of April 13, 2000, Five Hundred Thousand (500,000) shares of Company Common Stock were issued and outstanding, and no shares were held in the treasury of the Company. There has been no change in the number of issued and outstanding shares of Company Common Stock, shares of Company Common Stock held in treasury or shares of Company Preferred Stock since such date. All of the issued and outstanding shares of Company Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and non-assessable. Except pursuant to this Agreement and except as set forth in the Company Disclosure Letter, there are no outstanding

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subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating the Company to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any Option with respect thereto.

         (b) Except as disclosed in the Company Disclosure Letter, all of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and are owned, beneficially and of record, by the Company wholly owned, directly or indirectly, by the Company, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each a "Lien"). Except as disclosed in the Company Disclosure Letter, there are no (i) outstanding Options obligating the Company to issue or sell any shares of the Company or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than the Company wholly owned, directly or indirectly, by the Company with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of the Company.

         (c) Except as disclosed in the Company Disclosure Letter, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in the Company or any other person.

         III.3 Authority Relative to this Agreement. The Company has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to obtaining the Company Shareholders' Approval (as defined in Article VII.3), to consummate the transactions contemplated hereby. Parent acknowledges that the Company's obligations hereunder are subject to receipt of the consent of the requisite number of the Company's shareholders. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company, the Board of Directors of the Company has agreed to recommend adoption of this Agreement by the shareholder of the Company and directed that this Agreement be submitted to the shareholders of the Company for their consideration, and no other corporate proceedings on the part of the Company or its shareholder are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than obtaining the Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         III.4 Non-Contravention; Approvals and Consents.

         (a) Except as disclosed in the Company Disclosure Letter, the execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result

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in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company under, any of the terms, conditions or provisions of (i) subject to the obtaining of the Company Shareholders' Approval, the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Company, or (ii) subject to the obtaining of the Company Shareholders' Approval and the taking of the actions described in paragraph (b) of this Article, (x) any statute, law, rule, regulation or ordinance (together, "Laws"), or any judgment, decree, order, writ, permit or license (together, "Orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision (a "Governmental or Regulatory Authority"), applicable to the Company or any of its respective assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which the Company is a party or by which the Company or any of its respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, payments or reimbursements, terminations, cancellations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the Company or on the ability of the Company to consummate the transactions contemplated by this Agreement.

         (b) Except (i) as may be required for the filing of a pre-merger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (ii) any required filings with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and filings with any state securities authorities that are required in connection with the transactions contemplated by this Agreement, (iii) for the filing of the Agreement of Merger and other appropriate merger documents required by the Delaware Code with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, (iv) filings required by the Delaware Division of Corporations and any other state regulatory body, (v) the receipt of all necessary shareholder consents, and (vi) as disclosed in the Company Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Company is a party or by which the Company or any of its respective assets or properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the Company taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

         III.5 Financial Statements. The Company delivered to Parent prior to the execution of this Agreement true and complete copies of the trial balance as of August 31, 1999 and the trial balance as of February 29, 2000 (collectively the "Company Financial Statements") for each of the fiscal years then ended, together with a true and correct copy of the report on such information by Lawrence Pober, C.P.A., P.C. The trial balances included in the Company Financial Statements (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (ii) fairly present to normal,

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recurring year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to the Company and to the absence of footnotes) the financial position of the Company as at the respective dates thereof and the results of its operations and cash flows for the respective periods then ended and (iii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         III.6 Absence of Certain Changes or Events. Except for matters reflected or reserved against in the balance sheet as of February 29, 2000, included in the Company Financial Statements, or as disclosed in the Company Disclosure Letter, the Company has conducted its respective business only in the ordinary course, consistent with past practice and there has not occurred or arisen any event, individually or in the aggregate, having or which would have a material adverse effect on the Company, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to the Company but also affect other persons who participate or are engaged in the lines of business in which the Company is engaged.

         III.7 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet as of February 29, 2000 included in the Company Financial Statements, or as disclosed in the Company Disclosure Letter, the Company had at such date, or has incurred since that date, no liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a balance sheet of the Company (including the notes thereto), except liabilities or obligations (a) which were incurred in the ordinary course of business consistent with past practice or (b) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to the Company.

         III.8 Legal Proceedings. Except as disclosed in the Company Disclosure Letter, (a) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting, nor are there any Governmental or Regulatory Authority investigations or audits pending or to the knowledge of the Company threatened against, relating to or affecting, the Company or any of its respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the Company taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement, and (b) the Company is not subject to any Order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on the Company taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

         III.9  [Reserved].


         III.10 Taxes. Except as disclosed in the Company Disclosure Letter, the Company has filed all tax returns that are required to have been filed by it in any jurisdiction for all periods ending on or prior to the date this representation is made and such tax returns are true, correct and complete in all material respects, and the Company has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it to the extent the same have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the

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Company has set aside on its books reserves (segregated to the extent required by generally accepted accounting principles, consistently applied throughout the specified period and in the immediately comparable period ("GAAP")) deemed by it in its reasonable discretion to be adequate. Except as disclosed in the Company Disclosure Letter, the Company has no knowledge of any proposed material tax assessment, obligation or other claim against the Company, and in the opinion of the Company all tax liabilities of the Company are adequately provided for on the books of the Company. Except as disclosed in the Company Disclosure Letter, there are no material liens for taxes upon any property or assets of the Company, except for liens for taxes not yet delinquent. Except as disclosed in the Company Disclosure Letter, there are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service ("IRS") or any other governmental taxing authority with respect to taxes of the Company which, if decided adversely, singly or in the aggregate, would have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company. Except as disclosed in the Company Disclosure Letter, the Company has not, with regard to any assets or property held, acquired or to be acquired by it, filed a consent to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         III.11  [Reserved]

         III.12 Vote Required. The affirmative vote of at least a majority of the outstanding shares of outstanding stock of the Company with respect to the adoption of this Agreement is the only vote required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

         III.13 Accounting Matters. To the knowledge of the Company, the Company has not taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Parent) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

         III.14  [Reserved]

         III.15  [Reserved].

         III.16 Title to Assets. Except as disclosed in the Company Disclosure Letter, the Company is in possession of and have good title to, or have valid leasehold interests in or valid rights under Contract to use, all of their respective properties and assets primarily used in their respective businesses and material to the condition (financial or other) of such businesses taken as a whole, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (a) the lien for current taxes, payments of which are not yet delinquent, or (b) such imperfections in title and easements and encumbrances, if any, as do not materially detract from the value of or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company), and except for such matters which, singly or in the aggregate, would not materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of the Company. All leases under which the Company leases any substantial amount of real property have been, or prior to the Closing will be made available to Parent, and there is not under any of such leases, (i) any existing default or event which with notice or lapse of time or both would become a default by the Company other than defaults under such

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leases which in the aggregate would not materially and adversely affect the condition of the Company, taken as a whole, or (ii) to the knowledge of the Company, any existing default or event which with notice or lapse of time or both would become a default by any party, other than the Company, to the lease, other than defaults under such leases which in the aggregate would not materially and adversely affect the condition of the Company. The Company has not received written notice of a default under any lease by any party thereto.

         III.17 Permits, Etc. Except as disclosed in the Company Disclosure Letter, the Company owns or validly holds all licenses, permits, certificates of authority, registrations, franchises and similar consents granted or issued by any applicable Governmental or Regulatory Authority, used or held for use which are required to conduct and material to the condition of its business.

         III.18  Contracts and Commitments.

         (a) The Company Disclosure Letter shall contain a true and complete list of each of the following written, or to the Company's knowledge, oral, contracts (the "Material Contracts") to which the Company is a party: (i) all Contracts (excluding Contracts which can be terminated at will without subjecting the Company to cost or penalty) providing for a commitment for employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment of, any Employee; (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company to engage in any business activity or compete with any Person in connection with their respective businesses or prohibiting or limiting the ability of any Person to compete with the Company in connection with their respective businesses; (iii) all partnership, joint venture, shareholder' or other similar Contracts with any Person in connection with the Company's; (iv) all Contracts relating to the future disposition or acquisition of any assets of the Company, other than dispositions or acquisitions in the ordinary course of business; and (v) all other Contracts (other than real property leases and insurance policies) with respect to the Company that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company of more than Five Thousand Dollars ($5,000) annually or (B) cannot be terminated within sixty
(60) days after giving notice of termination without resulting in any material cost or penalty to the Company. Except as disclosed in the Company Disclosure Letter, there is no default or event that with notice or lapse of time, or both, would constitute a material default by the Company under any of the Material Contracts to which it is a party. Except as disclosed in the Company Disclosure Letter, the Company has not received written notice of a default under any Material Contract by any other party thereto.

         (b) Each of the Material Contracts is enforceable against the Company, as the case may be, in accordance with its terms, except as such enforceability may be limited by general principles of equity or by bankruptcy, insolvency or other similar laws relating to rights of creditors. Except as disclosed in the Company Disclosure Letter, the Company has not received written notice that any party to any of the Material Contracts intends to cancel or terminate any of the Material Contracts or to exercise or not exercise any options under any of the Material Contracts.

         III.19 Intellectual Property. Except as disclosed in the Company Disclosure Letter, the Company does not have any patents, trademarks, service marks, trade names, corporate names (including all registrations and applications therefor) and copyright registrations and applications that are material to the business or condition of the Company.

         III.20 Tax-Free Reorganization. The Company has not taken and has not agreed to take any action that would interfere with the ability of Parent to treat the Merger as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E), and 368(a)(1)(B) of the Code.

         III.21 Compliance with Laws. Except as disclosed in the Company Disclosure Letter, the Company is not in violation of, or has violated, any applicable provisions of any Laws or any term of any Order binding against it, except for violations which do not have and would not have, individually or in the aggregate, a material adverse effect on the Company.

         III.22 Full Disclosure. No information furnished by or on behalf of the Company to the Parent pursuant to this Agreement and any information contained in the Company Disclosure Letter and other Schedules to this Agreement, at any time prior to the Closing Date, contains nor will it contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrant to the Company as follows:

         IV.1 Organization and Qualification. Except as disclosed in the Parent Disclosure Letter (as defined in this Article IV.1), Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so organized, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent taken as a whole. Except as disclosed in the Parent Disclosure Letter (as defined in this Article IV.1), Parent is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent. The Parent shall submit a letter dated the date hereof and deliver to the Company as a condition to Closing as set forth in
Article VIII (the "Parent Disclosure Letter"), which will, among other things, disclose the items as described in this Agreement. Except as disclosed in the Parent Disclosure Letter, the Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         IV.2  Capital Stock.

         (a) The authorized capital stock of Parent consists solely of Seventy Five Million (75,000,000) shares of Parent Common Stock, par value $.01 per share ("Parent Common Stock"). As of April 1, 2000 Eleven Million Eight Hundred Seventy Five Thousand Five Hundred (11,875,500) shares of Parent Common Stock were issued and outstanding, Sixty Three Million One Hundred Twenty Four Thousand Five Hundred (63,124,500) shares were held in the treasury of Parent. All of the issued and outstanding shares of Parent Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable (including pursuant to this Agreement), duly authorized, validly issued, fully paid and non-assessable.

         (b) Except as disclosed in the Parent Disclosure Letter, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

         IV.3 Authority Relative to this Agreement. Except as disclosed in the Parent Disclosure Letter, Parent has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Company and the consummation by Parent of the transactions contemplated hereby have been duly and validly approved by its Board of Directors and no other corporate proceedings on the part of Parent or its stockholder are necessary to authorize the execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         IV.4 Non-Contravention; Approvals and Consents.

         (a) Except as disclosed in the Parent Disclosure Letter, the execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Parent under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Parent, or (ii) subject to the taking of the actions described in Article
IV.4 (b), (x) any Laws or Orders of any Governmental or Regulatory Authority applicable to Parent or any of respective assets or properties, or (y) any Contracts to which Parent is a party or by which Parent or any of its respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Parent taken as a whole or on the ability of Parent to consummate the transactions contemplated by this Agreement.

         (b) Except (i) as may be required for the filing of a pre-merger notification report by Parent under the HSR Act, (ii) for filings with any state securities authorities that are required in connection with the transactions contemplated by this Agreement, (iii) for the filing of the Certificate of Merger and other appropriate merger documents required by the Delaware Code with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which Parent is a party or by which Parent or any of its respective assets or properties is bound for the execution and delivery of this Agreement by Parent, the performance by Parent of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Parent taken as a whole or on the ability of Parent to consummate the transactions contemplated by this Agreement.

         IV.5 Absence of Certain Changes or Events. Except as disclosed in the Parent Disclosure Letter, the Parent has conducted its respective business only in the ordinary course, consistent with past practice and there has not occurred or arisen any event, individually or in the aggregate, having or which would have a material adverse effect on the Parent, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to the Parent but also affect other persons who participate or are engaged in the lines of business in which the Parent is engaged.

         IV.6 Legal Proceedings. Except as disclosed in the Parent Disclosure Letter, (a) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of the Parent, threatened against, relating to or affecting, nor are there any Governmental or Regulatory Authority investigations or audits pending or to the knowledge of the Parent threatened against, relating to or affecting, the Parent or any of its respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the Parent taken as a whole or on the ability of the Parent to consummate the transactions contemplated by this Agreement, and (b) the Parent is not subject to any Order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on the Parent taken as a whole or on the ability of the Parent to consummate the transactions contemplated by this Agreement.

         IV.7 Taxes. Except as disclosed in the Parent Disclosure Letter, the Parent has filed all tax returns that are required to have been filed by it in any jurisdiction for all periods ending on or prior to the date this representation is made and such tax returns are true, correct and complete in all material respects, and the Parent has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it to the extent the same have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent has set aside on its books reserves (segregated to the extent required by generally accepted accounting principles, consistently applied throughout the specified period and in the immediately comparable period ("GAAP")) deemed by it in its reasonable discretion to be adequate. Except as disclosed in the Parent Disclosure Letter, the Parent has no knowledge of any proposed material tax assessment, obligation or other claim against the Parent, and in the opinion of the Parent all tax liabilities of the Parent are adequately provided for on the books of the Parent. Except as disclosed in the Parent Disclosure Letter, there are no material liens for taxes upon any property or assets of the Parent, except for liens for taxes not yet delinquent. Except as disclosed in the Parent Disclosure Letter, there are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service ("IRS") or any other governmental taxing authority with respect to taxes of the Parent which, if decided adversely, singly or in the aggregate, would have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Parent. Except as disclosed in the Parent Disclosure Letter, the Parent has not, with regard to any assets or property held, acquired or to be acquired by it, filed a consent to the application of Section 341(f) of the Code.

         IV.8 Vote Required. The affirmative vote of at least a majority of the outstanding shares of outstanding stock of the Parent with respect to the adoption of this Agreement is the only vote required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

         IV.9 Permits, Etc. Except as disclosed in the Parent Disclosure Letter, the Parent owns or validly holds all licenses, permits, certificates of authority, registrations, franchises and similar consents granted or issued by any applicable Governmental or Regulatory Authority, used or held for use which are required to conduct and material to the condition of its business.

         IV.10 Compliance with Laws. Except as disclosed in the Parent Disclosure Letter, the Company is not in violation of, or has violated, any applicable provisions of any Laws or any term of any Order binding against it, except for violations which do not have and would not have, individually or in the aggregate, a material adverse effect on the Merger.

         IV.11 Full Disclosure. No information furnished by or on behalf of the Parent to the Company pursuant to this Agreement and any information contained in the Parent Disclosure Letter, at any time prior to the Closing Date, contains nor will it contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         V.1 Covenants of the Company. Except as disclosed in the Company Disclosure Letter, at all times from and after the date hereof until the Effective Time, the Company covenants and agrees that (except as expressly contemplated or permitted by this Agreement, or to the extent that the Parent shall otherwise consent in writing):

         (a) Ordinary Course. The Company shall conduct its businesses only in, and none of the Company shall take any action except in, the ordinary course consistent with past practice.

         (b) Prohibited Actions. Without limiting the generality of Article V.1(a), except as otherwise disclosed in the Company Disclosure Letter, as applicable, (i) the Company shall use all commercially reasonable efforts to preserve intact in all material respects its present business organizations and reputation, to keep available the services of its key officers and employees, to maintain its assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on its tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve its relationships with customers and suppliers and others having significant business dealings with them and to comply in all material respects with all Laws and Orders of all Governmental or Regulatory Authorities applicable to them, and (ii) the Company shall not:

                  (A) amend or propose to amend its certificate or articles of incorporation or bylaws (or other comparable corporate charter documents);

                  (B) (w) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (z) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto;

                  (C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto (other than (y) the modification or amendment of any right of any holder of outstanding shares of capital stock or Options with respect thereto;

                  (D) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company;

                  (E) other than dispositions of assets which are not, individually or in the aggregate, material to the Company, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

                  (F) except to the extent required by applicable law or existing commitment, (x) permit any material change in (1) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (2) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority;

                  (G) (x) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of its business consistent with past practice in an aggregate principal amount exceeding Five Thousand Dollars ($5,000) (in each case net of any amounts of any such indebtedness discharged during such period), or (y) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of its business consistent with past practice in an aggregate principal amount exceeding Five Thousand Dollars ($5,000);

                  (H) enter into any contract or amend or modify any existing contract, or engage in any new transaction, outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of such;

                  (I) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets except in the ordinary course of business consistent with past practice in an aggregate amount exceeding One Hundred Dollars ($100);

                  (J) make any change in the lines of business in which it participates or is engaged;

                  (K) enter into any contract, agreement, commitment or arrangement to do or engage in any of the foregoing; or

                  (L) take any action to cause the Merger not to be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and
         Section 368(a)(2)(E), and Section 368(a)(1)(B) of the Code.

         (c) Advice of Changes. Each party shall confer on a regular and frequent basis with the other with respect to its business and operations and other matters relevant to the Merger; provided, however, that the foregoing obligation shall not apply to matters disclosed in the Company Disclosure Letter, and each party shall promptly advise the other, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on the Company or Parent, as the case may be, or on the ability of the Company or Parent, as the case may be, to consummate the transactions contemplated hereby.

                                   ARTICLE VI

                             COVENANTS OF THE PARENT

         VI.1 Covenants of the Parent. Except as disclosed in the Parent Disclosure Letter, at all times from and after the date hereof until the Effective Time, the Parent covenants and agrees that (except as expressly contemplated or permitted by this Agreement, or to the extent that the Company shall otherwise consent in writing):

         (a) Cooperation. Parent shall use all reasonable efforts to take all such actions as are necessary to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.

         (b) Tax-Free Reorganization. Parent shall not, to take any action to cause the Merger not to be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E), and Section 368(a)(1)(B) of the Code.

         (c) Prohibited Actions. Without limiting Parent's operation in the ordinary course of business, and except as otherwise disclosed in the Parent Disclosure Letter, as applicable, (i) the Parent shall use all commercially reasonable efforts to preserve intact in all material respects its present business organizations and reputation, to keep available the services of its key officers and employees, to maintain its assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on its tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve its relationships with customers and suppliers and others having significant business dealings with them and to comply in all material respects with all Laws and Orders of all Governmental or Regulatory Authorities applicable to them, and (ii) the Parent shall not:

                  (1) enter into any contract or amend or modify any existing contract, or engage in any new transaction, outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of such;

                  (2) make any material changes in the lines of business in which it participates or is engaged; or

                  (3) enter into any contract, agreement, commitment or arrangement to do or engage in any of the foregoing.

         (d) Advice of Changes. Each party shall confer on a regular and frequent basis with the other with respect to its business and operations and other matters relevant to the Merger; provided, however, that the foregoing obligation shall not apply to matters disclosed in the Parent Disclosure Letter, and each party shall promptly advise the other, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on the Company or Parent, as the case may be, or on the ability of the Company or Parent, as the case may be, to consummate the transactions contemplated hereby.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         VII.1  Access to Information; Confidentiality.


         (a) Each of the Company and Parent shall, throughout the period from the date hereof to the Effective Time, (i) provide the other party and its directors, officers, employees, legal, investment, banking and financial advisors, accountants and any other agents and representatives (collectively, "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company or Parent, as the case may be, and their respective assets, properties, books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of the Company or Parent, as the case may be, and (ii) furnish promptly to such persons (x) a copy of each report, statement, schedule and other document filed or received by the Company or Parent, as the case may be, pursuant to the requirements of federal or state securities laws or filed with any other Governmental or Regulatory Authority, and (y) all other information and data (including, without limitation, copies of other books and records and contracts, provided, however, that neither Parent nor Company will without the approval of the other party contact a party to any such contract) concerning the business and operations of the Company or Parent, as the case may be, as the other party or any of such other persons reasonably may request. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto.

         (b) Each party will hold, and will use its best efforts to cause its Representatives to hold, in strict confidence, unless (i) compelled to disclose by judicial or administrative process or by other requirements of applicable Laws of Governmental or Regulatory Authorities (including, without limitation, in connection with obtaining the necessary approvals of this Agreement or the transactions contemplated hereby of Governmental or Regulatory Authorities); provided such party shall inform the disclosing party prior to any such disclosure and provide the disclosing party an opportunity to contest such disclosure, or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party furnished to it by such other party or its Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (x) previously known by the Company or Parent, as the case may be, or its Representatives, (y) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of the Company or Parent, as the case may be, and its Representatives or (z) later acquired by the Company or Parent, as the case may be, or its Representatives from another source if such source is under an obligation to the Company or Parent, as the case may be, to keep such documents and information confidential. In the event that this Agreement is terminated without the transactions contemplated hereby having been consummated, upon the request of the Company or Parent, as the case may be, the other party will, and will cause its Representatives to, promptly (and in no event later than five (5) days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the Company or Parent, as the case may be, or its Representatives to such party and its Representatives in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the Company or Parent, as the case may be, or its Representatives.

         VII.2  [Reserved]

         VII.3 Approval of Company Shareholder. The Company shall use all reasonable efforts to obtain approval of this Agreement by its shareholder (the "Company Shareholders' Approval") as soon as reasonably practicable after the date hereof. Subject to the exercise of fiduciary obligations under applicable law as advised by independent counsel, the Company shall, through its Board of Directors, to the shareholder of the Company that it is in the best interest of the shareholder that the shareholder of the Company approve this Agreement, and shall use its best efforts to obtain such approval.

         VII.4 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement and without limiting the provisions of this Article VII, each of the Company and Parent will proceed diligently and in good faith and will use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties required of Parent, the Company to consummate the Merger and the other matters contemplated hereby, and (b) provide such other information and communications to such

Governmental or Regulatory Authorities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith; notwithstanding the foregoing, the parties agree to make any necessary filings under the HSR Act within fifteen (15) days of the date hereof. In addition to and not in limitation of the foregoing, each of the parties will (x) take promptly all actions necessary to make the filings required of Parent and the Company or their affiliates under the HSR Act, (y) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act, and (z) cooperate with the other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general.

         VII.5 Expenses. If the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense. If the Merger is consummated, Parent agrees to pay Company for all of it's accounting and legal costs and expenses incurred in connection with the Merger and the transactions contemplated hereby, in an amount not to exceed Thirty Five Thousand Dollars ($35,000.00).

         VII.6 Pooling of Interests. From and after the date hereof and until the Effective Time, neither Parent nor the Company or other affiliates shall knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of Parent's acquisition of the Company as a "pooling of interests" for accounting purposes. Following the Effective Time, Parent shall use its best efforts to conduct the business of the Surviving Corporation, and shall cause the Surviving Corporation to use its best efforts to conduct its business, in a manner that would not jeopardize the characterization of the Merger as a "pooling of interests" for accounting purposes. The Parent agrees that on or prior to June 15, 2000, Parent shall cause publication of the combined results of operations of Parent and the Company for a period of the first thirty (30) days of combined operations of the Company and the Parent (the "Combined Results"). For purposes of this Article VII.6, the term "publication" shall have the meaning provided in the SEC Accounting Series Release No. 135 ("ASR 135").

         VII.7 Brokers or Finders. Each of Parent and the Company represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm (a true and complete copy of which has been delivered by the Company to Parent prior to the execution of this Agreement), and each of the Parent and the Company shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

         VII.8  [Reserved.]

         VII.9 Notice and Cure. Each of Parent and the Company will notify the other in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, and will use best efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to such party, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Parent or the Company, as the case may be, under this Agreement to be breached or that renders or will render untrue any representation or warranty of Parent or the Company, as the case may be, contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each of Parent and the Company also will notify the other in writing of, and will use best efforts to cure, before the Closing, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by Parent or the Company, as the case may be, in this Agreement, whether occurring or arising prior to, on or after the date of this Agreement. No notice given pursuant to this Article VII shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

         VII.10 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each of Parent and the Company will take or cause to be taken all steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither Parent nor the Company will, take or fail to take any action that could be reasonably expected to result in the non-fulfillment of any such condition.

         VII.11 No Solicitations. Prior to the Effective Time, the Company agrees (a) that it shall use its best efforts to not cause their respective Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholder) with respect to a merger, consolidation or other business combination including the Company any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (i) all or any significant portion of the assets of the Company, (ii) one percent (1%) or more of the outstanding shares of Company Common Stock or (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any such person or group; and (c) that it will, prior to accepting any Alternative Proposal, (i) receive a determination from an independent financial advisor that such Alternative Proposal is more favorable (from a financial point of view) to the Company's shareholder than the Merger, (ii) determine in the exercise of its fiduciary obligations under applicable law as advised by independent counsel that such Alternative Proposal is more favorable to the Company's shareholder than the Merger, and (iii) deliver to Parent a definitive agreement of such Alternative Proposal or a description of the material terms thereof and, except as would violate a fiduciary or contractual obligation, a copy of any information provided by such person or group, including the identity of such person or group, and give Parent at least fourteen (14) days to offer a counterproposal prior to executing such definitive agreement; provided, however, that nothing contained in this Article VII shall prohibit the Board of Directors of the Company from (A) furnishing information to or entering into discussions or negotiations with any person or group that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, (1) the Board of Directors of the Company, based upon the written opinion of outside counsel (a copy of which shall be provided promptly to Parent), determines in good faith that such action is required or appropriate for the Board of Directors to comply with its fiduciary duties to shareholder imposed by law, (2) the Board of Directors has reasonably concluded in good faith that the person or group making such Alternative Proposal will have adequate sources of financing to consummate such Alternative Proposal and that such Alternative Proposal is more favorable to the Company's shareholder than the Merger and (3) prior to furnishing such information to, or entering into discussions or negotiations with, such person or group, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or group; and (B) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal.

                                  ARTICLE VIII

                                   CONDITIONS

         VIII.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

         (a) Company Shareholders' Approval. Company Shareholders' Approval of this Agreement shall have been obtained.


         (b) State Securities Laws. As necessary or required, all filings with the SEC with respect to the shares being issued in connection with the Merger shall have been made; and Parent shall have received all state securities or "Blue Sky" permits and other authorizations, if any, necessary to issue the Parent Common Stock pursuant to this Agreement after the Merger.

         (c) Company Disclosure Letter. Company shall have provided the Company Disclosure Letter to the Parent.


         (d) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         (e) No Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

         (f) Employment Agreements. Employment Agreements for Fuad Khan, Muhammad Jalaluddin Khan, Howard Keep and Terrance Keep shall have been fully executed.

         (g) Governmental and Regulatory Consents and Approvals. Other than the filing provided for by this Agreement, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties required of Parent, the Company to consummate the Merger and the other matters contemplated hereby, the failure of which to be obtained or taken could be reasonably expected to have a material adverse effect on Parent or the Surviving Corporation, in each case taken as a whole, or on the ability of Parent and the Company to consummate the transactions contemplated hereby shall have been obtained.

         (h) Shareholder Agreement. The Shareholder Agreement for the Parent or the Surviving Corporation shall have been fully executed.

         (i) The Stock Option Agreement. The Stock Option Agreement for the Parent or the Surviving Corporation shall have been fully executed.

         (j) Parent Disclosure Letter. Parent shall have provided the Parent Disclosure Letter to Company.

         (k) Consulting Agreement. The Consulting Agreement for Muhammad Salahuddin Khan shall have been fully executed.

         (l) Board Resolutions. Parent and Company shall have fully executed and exchanged copies of their respective Board Resolutions approving the Merger.

         (m) Shareholder Approvals. The shareholders of Parent and Company shall have fully excuted and exchanged copies of their respective Shareholder Approvals ("Approval") approving the Merger.

         (n) Shareholder Affiliate Letters. All Shareholders of Company shall have fully executed a Shareholder Affiliate Letter substantially in the form as described in Exhibit C to this Agreement.

         VIII.2 Conditions to Obligation of Parent to Effect the Merger. The obligation of Parent to effect the Merger is further subject to the fulfillment, at or prior to the Closing Date, of each of the following additional conditions (all or any of which may be waived in whole or in part by Parent in their sole discretion):

         (a) Representations and Warranties. Except as disclosed in the Company Disclosure Letter, each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed on behalf of the Company by its Chairman of the Board, President or any Executive or Senior Vice President, to such effect.

         (b) Performance of Obligations. Except as disclosed in the Company Disclosure Letter, the Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or prior to the Closing, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed on behalf of the Company by its Chairman of the Board, President or any Executive or Senior Vice President, to such effect.

         (c) Dissenters' Rights. Holders of less than fifteen percent (15%) of the outstanding shares of capital stock of the Company, shall have exercised, nor shall they have any continued right to exercise, any appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

         (d) Orders and Laws. Except as disclosed in the Company Disclosure Letter, there shall not have been issued, enacted, promulgated or deemed applicable to the Company, the Surviving Corporation or the transactions contemplated by this Agreement any Order or Law of any Governmental or Regulatory Authority which is then in effect and which could be reasonably expected to result in a material diminution of the benefits of the Merger to Parent, and there shall not be pending or threatened on the Closing Date any action, suit or proceeding in, before or by any Governmental or Regulatory Authority which could be reasonably expected to result in any such issuance, enactment, promulgation or deemed applicability of any such Order or Law or of any Order or Law referred to in this Agreement.

         (e) Contractual Consents. Except as disclosed in the Company Disclosure Letter, the Company shall have received all consents (or in lieu thereof waivers) from parties to each Contract disclosed pursuant to the Agreement.

         (f) Proceedings. All proceedings to be taken on the part of the Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent, and Parent shall have received copies of all such documents and other evidences as Parent may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         (g) Opinion of Counsel. Parent shall have received the opinion of Lawrence Pober, Esq., P.C., counsel to the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit B.

         (h) Contractual Consents. Except as disclosed in the Company Disclosure Letter, Parent shall have received all consents (or in lieu thereof waivers) from parties to each Contract disclosed pursuant to this Agreement.

         (i) No Material Adverse Change. Since the date of this Agreement, there shall have been no changes in the business, condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities) or results of operations of the Company, which have had or may be reasonably expected to have a material adverse effect on the Company.

         VIII.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment, at or prior to the Closing Date, of each of the following additional conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

         (a) Representations and Warranties. Each of the representations and warranties made by Parent in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and Parent shall each have delivered to the Company a certificate, dated the Closing Date and executed on behalf of Parent by its Chairman of the Board, President or any Executive or Senior Vice President to such effect.

         (b) Performance of Obligations. Except as disclosed in the Parent Disclosure Letter, Parent shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent at or prior to the Closing, and Parent shall each have delivered to the Company a certificate, dated the Closing Date and executed on behalf of Parent by its Chairman of the Board, President or any Executive or Senior Vice President.

         (c) Orders and Laws. Except as disclosed in the Parent Disclosure Letter, there shall not have been issued, enacted, promulgated or deemed applicable to the Parent, or the transactions contemplated by this Agreement any Order or Law of any Governmental or Regulatory Authority which is then in effect and which could be reasonably expected to result in a material diminution of the benefits of the Merger to the Company, and there shall not be pending or threatened on the Closing Date any action, suit or proceeding in, before or by any Governmental or Regulatory Authority which could be reasonably expected to result in any such issuance, enactment, promulgation or deemed applicability of any such Order or Law or of any Order or Law.

         (d) Contractual Consents. Except as disclosed in the Parent Disclosure Letter, Parent shall have received all consents (or in lieu thereof waivers) from parties to each Contract disclosed pursuant to this Agreement.

         (e) Proceedings. All proceedings to be taken on the part of Parent in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received copies of all such documents and other evidences as the Company may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         IX.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after the Company Shareholders' Approval:

         (a) by mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

         (b) by either the Company or Parent upon notification to the non-terminating party by the terminating party:

                  (i) at any time after April 24, 2000 (the "Last Closing Date") if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party (unless the failure to so consummate the Merger is due to lack of receipt of required Regulatory Approvals which are being pursued in good faith, in which case the Last Closing Date shall be April 24, 2000);

                  (ii) if the Company Shareholders' Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such shareholder, or any adjournment thereof, called therefor;

                  (iii) if any Governmental or Regulatory Authority, the taking of action by which is a condition to the obligations of either the Company or Parent to consummate the transactions contemplated hereby, shall have determined not to take such action and all appeals of such determination shall have been taken and have been unsuccessful;

                  (iv) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the non-terminating party of notice of such breach from the terminating party or assurance of such cure reasonably satisfactory to the terminating party shall not have been given by or on behalf of the non-terminating party within such five (5) business day period; or

                  (v) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an Order making illegal or otherwise restricting, preventing or prohibiting the Merger and such Order shall have become final and non-appealable; or

         IX.2 Effect of Termination. If this Agreement is validly terminated by either the Company or Parent pursuant to Article IX.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either the Company or Parent (or any of their respective Representatives or affiliates), except (a) that the provisions of Articles VII.1, VII.5, VII.8, XI.2, IX.4, XI.8, XI.9, XI.11, XI.12, XI.13 and Article X in its entirety will continue to apply following any such termination and (b) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement.

         IX.3 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after the Company Shareholders' Approval, but after such Company Shareholders' Approval, only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

         IX.4 Waiver. At any time prior to the Effective Time any party hereto, by action taken by or on behalf of its Board of Directors, may to the extent permitted by applicable law (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                    ARTICLE X

                           INDEMNIFICATION AND ESCROW

         X.1  Survival of Representations and Warranties

         (a)  The representations and warranties contained in Article III and
Article IV of this Agreement shall not survive the Merger but shall terminate at the Effective Time, except for the representations and warranties (each as modified by the Company and Parent Disclosure Letters), which shall survive the Effective Time. The waiver of any condition based on the accuracy of any representation or warranty, or the performance or compliance of any covenant or obligation, will not affect the right to indemnification set forth in this
Article X.

         (b) Except as provided in Article X, no shareholder or optionholder of the Company or the Parent shall have any liability hereunder except for his or her own personal, actual fraud.

         X.2  Indemnification of Parent.

         (a) Subject to the provisions of this Article X, the Parent shall be indemnified by Shareholders ad provided in the Escrow Agreement after the Effective Time from and against any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and reasonable expenses in connection with any action, suit or proceeding) incurred or suffered or reasonably expected to be incurred or suffered by the Parent arising out of any breach of the representations, warranties, covenants or agreements of the Company set forth herein (the "Parent Indemnifiable Damages"). Notwithstanding the foregoing, Parent shall not be entitled to indemnification hereunder until the Parent Indemnifiable Damages exceed Five Thousand Dollars ($5,000) and thereafter shall be entitled to indemnification for all Parent Indemnifiable Damages subject to the provisions hereof. Subject to the terms of Articles X.3(b) and X.5 of this Agreement, upon compliance with the terms hereof and the terms of the Escrow Agreement, Parent shall be entitled to obtain indemnification from the Escrow Fund (as defined in Article X.3) of all Parent Indemnifiable Damages.

         (b) Parent agrees that the sole and exclusive remedy of Parent against the Company and its Shareholders for any damage, loss, liability or expense under this Agreement or in connection with the transactions contemplated hereunder shall be limited to the Escrow Fund.

         X.3  Escrow Fund.

         (a) The Escrow Shares shall be registered in the names of the shareholder of the Company or in the name of the Company Representative, as agent for such shareholder, but shall be deposited (together with assignments in blank executed by the registered holder(s) of the Company) with an institution selected by Parent with the reasonable consent of the Company Representative or a majority in interest of the Company's shareholder as the Escrow Agent, such deposits to constitute, respectively, an escrow fund to be governed by the terms set forth herein and in the Escrow Agreement (the "Escrow Fund"), a copy of which is attached hereto as Exhibit A. The adoption and approval of this Agreement by the Company's shareholder shall constitute approval of each of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Company Representative to act for and on behalf of the shareholder of the Company to give and receive notices and communications, to authorize delivery of any of the Escrow Shares from the Escrow Fund as the case may be, in satisfaction of claims by the Parent, to object to such deliveries, to agree to, negotiate and enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of such representative for the accomplishment of the foregoing.

         (b) At any time on or before ninety (90) days after the Effective Date (the "Indemnification Period"), if Parent makes a claim for Parent Indemnifiable Damages and is entitled to indemnification pursuant to Article X.2 hereof, the Escrow Agent shall, upon compliance with the procedures set forth in the Escrow Agreement, release to Parent such amount from the Escrow Fund that is equal in value to such Parent Indemnifiable Damages. Escrow Shares so released shall be valued as set forth in Article II of the Escrow Agreement. Upon a distribution by the Escrow Agent to Parent pursuant to this Article, the Escrow Fund will be correspondingly reduced.

         X.4  Indemnification by Parent. Subject to the provisions of this
Article X, the Parent agrees to indemnify the shareholder of Company after the Effective Time from and against any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and reasonable expenses in connection with any action, suit or proceeding) incurred or suffered or reasonably expected to be incurred or suffered by the shareholder of the Company arising out of any breach of the representation and warranty of the Parent contained in Article IV hereof (the "Company Indemnifiable Damages"). Parent shall reimburse the shareholder of the Company for any Company Indemnifiable Damages to which this Article X.4 relates only if a claim for indemnification is made by the shareholder of the Company within the Indemnification Period.

         X.5 Indemnification Procedure. A party seeking indemnification (the "Indemnitee") shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought under this Agreement. The Indemnitee shall give prompt written notice to the party from whom indemnification is sought (the "Indemnitor") of the assertion of a claim for indemnification, but in no event longer than (a) thirty (30) days after service of process in the event litigation is commenced against the Indemnitee by a third party, or (b) sixty
(60) days after the assertion of such claim, or (c) ninety (90) days after the Effective Date, whichever shall first occur. No such notice of assertion of a claim shall satisfy the requirements of Articles X.3(b) and X.5 unless it describes in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is based. If any action or proceeding shall be brought in connection with any liability or claim to be indemnified hereunder, the Indemnitee shall provide the Indemnitor twenty (20) calendar days to decide whether to defend such liability or claim. During such period, the Indemnitee shall take all necessary steps to protect the interests of itself and the Indemnitor, including the filing of any necessary responsive pleadings, the seeking of emergency relief or other action necessary to maintain the status quo, subject to reimbursement from the Indemnitor of its expenses in doing so. The Indemnitor shall (with, if necessary, reservation of rights) defend such action or proceeding at its expense, using counsel selected by the insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by it and approved by the

Indemnitee, which approval shall not be unreasonably withheld or delayed. The Indemnitor shall keep the Indemnitee fully apprised at all times of the status of the defense and shall consult with the Indemnitee prior to the settlement of any indemnified matter. The Indemnitee agrees to use reasonable efforts to cooperate with the Indemnitor in connection with its defense of indemnifiable claims. In the event the Indemnitee has a claim or claims against any third party arising out of or connected with the indemnified matter, then upon receipt of indemnification, the Indemnitee shall fully assign to the Indemnitor the entire claim or claims to the extent of the indemnification actually paid by the Indemnitor and the Indemnitor shall thereupon be subrogated with respect to such claim or claims of the Indemnitee.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         XI.1 Knowledge. With respect to any representations or warranties contained herein which are made to the knowledge of the Company or Parent, as the case may be, the knowledge of the officers, directors and employees of the Company or Parent, as the case may be, shall be imputed to the Company or Parent.

         XI.2 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         If to Parent to:

                           Eco-form International, Inc.
                           Attention:  Howard Keep
                                       Terrance Keep
                           1040 Riverside Drive, Unit 33
                           London, Ontario, CANADA N6H5H1
                           Facsimile: (519) 471-4203

                           with a copy to its counsel:

                           The Summit Law Corporation
                           Attention:  Cynthia Futter, Esq.
                                       Julie Barker, Esq.
                           2121 Cloverfield Blvd., Suite 116
                           Santa Monica, California 90404
                           Facsimile: (310) 586-6846

         If to the Company:

                           Eco-form, Inc.
                           Attention:  Mr. Muhammad Salahuddin Khan
                                       Mr. Muhammad Jalaluddin Khan
                                       Mr. Fuad Khan
                           24 Walpole Park South

                           Walpole, Massachusetts 02081
                           Facsimile: (508) 660-1011

                  with a copy to its counsel:

                           Lawrence S. Pober, Esq., P.C.
                           103 Court Street
                           Plymouth, Massachusetts 02360
                           Facsimile: (508) 746-2652

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Article, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Article, be deemed given upon receipt, and (c) if delivered by mail in the manner described above to the address as provided in this Article, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Article). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         XI.3 Integration. This Agreement, with accompanying Exhibits, constitutes the entire agreement between the Parent and Company and supersedes all prior negotiations, representations, understandings, and agreements (oral or written) related to or concerning the subject matter hereof. No amendment to, consent provided for, or waiver of any provision of this Agreement shall be effective unless in writing and signed by the Parent and the Company. This Agreement represents the full and complete understanding between the Parent and the Company with respect to the subject matter hereof and supersedes all prior representations and understandings, whether oral or written.

         XI.4 Public Announcements. Except as otherwise required by law or the rules of the Nasdaq National Market, so long as this Agreement is in effect, Parent and the Company will not, and will not permit any of their respective Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. Parent and the Company will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

         XI.5 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as provided in Articles II and VII (which are intended to be for the benefit of the persons entitled to therein, and may be enforced by any of such persons) it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

         XI.6 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         XI.7 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         XI.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) -such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         XI.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof. Venue and Jurisdiction shall, at all times be the County of Detroit, State of Michigan.

         XI.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         XI.11 Arbitration. All disputes or controversies arising under or in connection with this Agreement shall be settled exclusively by final and binding arbitration in Detroit, State of Michigan which arbitration shall be in accordance with the rules of the American Arbitration Association ("AAA"), except as modified herein, and as such rules shall be in effect on the date of delivery of demand for arbitration (as described below). The arbitration of such issues, including the determination of the amount of any damages suffered by any party, shall be to the exclusion of any court of law. In the event of a timely demand for arbitration, Parent shall provide the Company with a list of three arbitrators from the AAA listing of arbitrators and the Company shall select the arbitrator from such list of three. The decision of the arbitrator shall be final and binding upon the parties and their respective personal representatives, heirs, devisees, successors and assigns. A party wishing to submit a dispute or controversy to arbitration must submit a written demand for arbitration to the other party to this Agreement (and deliver a copy of such demand to the Escrow Agent) not less than thirty (30) days after the transaction, occurrence or event giving rise to such dispute or controversy. Such written demand for arbitration shall be provided to the arbitrator and shall contain a statement of the matter in dispute and a statement of the facts the party demanding arbitration is relying on to support his or its position. Judgment may be entered on the arbitrator's award in any court having proper jurisdiction. The costs of arbitration, including attorneys' fees, shall be awarded by the arbitrator to the prevailing party.

         XI.12 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         XI.13 Waiver of Jury Trial. PARENT AND COMPANY, EACH HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE OTHER EXHIBITS, OR THE MERGER ITSELF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO CONSUMMATE THE MERGER.

         XI.14 Monetary Denominations. All monies referred to in this Agreement shall be deemed to be in the lawful currency of the United States of America.

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.

                                       Eco-form International, Inc. (PARENT)


                                       By:____________________________________

                                       Title:_________________________________

                                       Date: _________________________________


                                       Eco-form, Inc. (COMPANY)



                                       By:____________________________________

                                       Title:_________________________________

                                       Date: _________________________________

                                                                       EXHIBIT A

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement"), made as of April 24, 2000, by and among Eco-form International, Inc., a Delaware corporation ("Parent"), Eco-form, Inc., a Massachusetts corporation ("Company"), the persons listed on the signature pages hereto (collectively, the "Holders"), Fuad Khan, the Company Representative (as defined in Section 7, below) and Northwest Trustee and Management Services, the Escrow Agent (as defined in Section 6, below).


                               W I T N E S S E T H

         WHEREAS, Eco-form International, Inc., a Delaware corporation ("Parent"), and Eco-form, Inc., a Massachusetts corporation ("Company"), have entered into an Agreement and Plan of Merger dated as of April 13, 2000 (the "Merger Agreement"), a copy of which has been delivered to the Escrow Agent and to the Company (all capitalized terms not otherwise defined in this Agreement having the meanings set forth in the Merger Agreement of even date herewith); and

         WHEREAS, Article X.3 of the Merger Agreement provides that Parent will issue the Escrow Shares in the names of the Holders and deliver them to the Escrow Agent to be held in the Escrow Fund (as defined in such Article X.3 of the Merger Agreement) for the purpose of securing Parent's claims for indemnification pursuant to Article X.2 of the Merger Agreement; and

         WHEREAS, the Escrow Agent is willing to act as escrow agent for Parent and the Company on the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, the parties agree as follows:

         1. Establishment of Escrow, Escrow Share Certificates. Promptly after the Effective Time and in accordance with the exchange procedures set forth in the Merger Agreement, Parent will issue the Escrow Shares in the names of the Company and/or Holders [or in the name of the Company Representative (as defined in Section 7 below), as agent for the Company,] and cause them to be delivered (together with assignments in blank to be executed by the Company, or the Company Representative, as applicable with each assignment to include a signature guarantee containing an affixed medallion certifying the authenticity of the signature) to the Escrow Agent. The Escrow Shares shall be held by the Escrow Agent in escrow subject to the terms and conditions set forth herein. Parent will cooperate with the Escrow Agent, including making any written instructions required by its stock transfer agent, to permit the Escrow Agent to make any necessary exchanges of Parent stock certificates so as to facilitate any distribution of Escrow Shares pursuant to this Agreement. The Escrow Agent agrees to sell any Escrow Shares upon instruction of the registered owner thereof, and the proceeds of any such sale plus interest earned thereon shall be a part of the Escrow Fund.

         The Company shall deliver to Parent's stock transfer agent at or shortly after the Closing a letter, substantially in the form of Exhibit I hereto instructing the transfer agent to distribute all distributions in respect of the Escrow Shares, other than taxable dividends, to the Escrow Agent pursuant to Section 3 of this Agreement.

         2.  Claims Against Escrow Fund.

         Pursuant to Article X.2 of the Merger Agreement, Parent is entitled to make claims against the Escrow Fund for Parent Indemnifiable Damages. Unless this Agreement is terminated at an earlier date, Parent shall be entitled to make claims against the Escrow Fund for such purpose at any time through and including July 20, 2000 (the "Escrow Period"), (unless this Agreement is terminated at an earlier date pursuant to Section 5 hereof), but not thereafter. Any claim by Parent against the Escrow Fund for Parent Indemnifiable Damages during the above time period shall be presented to the Escrow Agent as follows:

         (a) Parent shall notify the Escrow Agent and the Company Representative in writing of any Parent Indemnifiable Damages that Parent claims are subject to indemnification under Article X.2 of the Merger Agreement. The notice shall describe the claim and specify the amount thereof.

         (b) The Company Representative may contest Parent's claim on behalf of the Company by giving the Escrow Agent and Parent written notice of such contest within twenty (20) business days after receipt of such claim for indemnification. If Parent's indemnification claim remains in dispute and unresolved for thirty (30) days following Parent's receipt of the written notice of contest, the disputed claim shall be submitted to arbitration in accordance with Section 8 below.

         (c) If the Company do not contest Parent's indemnification claim pursuant to Section 2(b) above, then the Escrow Agent shall deliver to Parent an amount from the Escrow Fund equal to the dollar amount of the Parent Indemnifiable Damages claimed by Parent in its written notice. For this purpose, Escrow Shares so delivered shall be valued at the Indemnity Closing Price (as defined in Section 2(e) below) as of the date of the delivery to Parent.

         (d) If the Company contests Parent's indemnification claim pursuant to
Section 2(b) above, the Escrow Agent shall deliver an amount from the Escrow Fund to Parent upon receipt of either:

         (i) a copy of a written settlement agreement signed by both Parent and the Company Representative, or

         (ii) a copy of a final and nonappealable arbitration award pursuant to the arbitration procedure in Section 8 below.

         (iii) The amount to be delivered to Parent by the Escrow Agent under this Section 2(d) shall he equal to the dollar amount of Parent Indemnifiable Damages, as set forth in the settlement agreement or the arbitration award, as applicable, determined using the Indemnity Closing Price, and shall be delivered in the manner set forth in Section 2(c).

         (e) In this Agreement, the "Indemnity Closing Price" as of a particular date shall mean the average closing price of the Parent Common on the Nasdaq National Market for the twenty (20) trading days ending two (2) trading days before such date. In the event that the Indemnity Closing Price is not set forth in any notice or certificate delivered to the Escrow Agent with respect to a distribution of

Escrow Shares to Parent under this Section 2, the Escrow Agent shall accept a certificate from an executive officer of Parent certifying as to the Indemnity Closing Price for the date of such distribution, unless such certificate is contested by the Company Representative.

         3. Dividends, Stock Splits and Other Distributions. Other than taxable dividends (which shall be distributed to the Company and/or Holders and shall not be made part of the Escrow Fund), distributions declared in respect of the Escrow Shares (including without limitation stock splits and non-taxable stock dividends) during the term of this Agreement shall be made part of the Escrow Fund. If the Escrow Shares are reclassified or changed into other securities or property pursuant to a reclassification of all shares of Parent Common or a merger of Parent, then such reclassified shares or other securities or property, as the case may be, shall be made part of the Escrow Fund.

         4. Voting Rights of Escrow Shares. Each Holder shall have the right to vote his or her pro rata number of Escrow Shares in the Escrow Fund (as set forth in Schedule A of this Agreement) on any issues that come for a vote before the stockholders of Parent. Prior to any vote of Parent stockholders during the term of this Agreement, Parent shall cause to be delivered to the Holders appropriate voting and proxy materials in the same manner as provided to other stockholder of Parent so as to permit the Company and/or Holders to exercise their voting rights with respect to the Escrow Shares.

         5. Termination. This Agreement shall terminate and the Escrow Agent shall have no further responsibilities hereunder upon the earliest to occur of
(a) the expiration of the Escrow Period set forth in Section 2 above and (b) Parent's delivery to the Escrow Agent of written notice that Parent has elected to terminate this Agreement (which election shall be at Parent's sole option and in its sole discretion). Upon the occurrence of such an event, (x) the Escrow Agent shall reserve from the Escrow Fund an amount sufficient to pay any outstanding claims ("Reserve Claims") of Parent against the Escrow Fund on that date. For purposes of establishing the reserve, any Escrow Shares so reserved shall be valued at the Indemnity Closing Price as of the date of termination. This Agreement shall continue in force as to the amount so reserved until the resolution of such Reserve Claims in accordance with the terms hereof. The Escrow Agent shall distribute to the Company and/or Holders all amounts (if any) in the Escrow Fund not so reserved, and the Escrow Agent shall thereafter have no responsibilities with respect to such distributed amounts. Upon the final resolution of each Reserve Claim, on a claim-by-claim basis, the Escrow Agent shall distribute to Parent the amount that Parent is entitled to receive with respect to such Reserve Claim. Escrow Shares so delivered shall be valued at the Indemnity Closing Price as of the date of such final resolution. Upon the final resolution of all Reserve Claims and the distribution to Parent of all reserved amounts to which Parent is entitled pursuant to such claims, all remaining reserved amounts shall be promptly distributed to the Company and/or Holders. Any distribution of any portion of the Escrow Fund held in the name of the Company Representative shall be made to the Company and/or Holders according to the percentages shown in Exhibit I.

         6.  The Escrow Agent.

         (a) Parent shall pay the Escrow Agent's fee for its ordinary services under this Agreement in accordance with the fee schedule set forth on Schedule B attached hereto.

         (b) In performing any duties under this Agreement, the Escrow Agent shall not be liable for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that such agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with its duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any such person acting or purporting to act on behalf of any party to this Agreement.

         (c) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold the Escrow Fund and may wait for settlement of any such controversy by arbitration pursuant to Section 8 hereof, by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court the entire Escrow Fund, except for such part of the Escrow Fund as shall reimburse the Escrow Agent for all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liabilities imposed by the terms of this Agreement, except for obligations or liabilities arising by reason of the prior gross negligence or willful misconduct on the part of the Escrow Agent.

         (d) The Company (to the extent of the Escrow Fund only) and Parent shall jointly and severally indemnify and hold harmless the Escrow Agent for any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and attorneys' fees) which it may incur or which may be imposed on it in connection with the performance of the Escrow Agent's duties under this Agreement, including but not limited to any litigation arising from this Agreement, except losses, claims, damages, liabilities or expenses arising out of gross negligence or willful misconduct on the part of the Escrow Agent.

         (e) The Escrow Agent may resign at any time upon giving at least thirty
(30) days' written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment, and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor Escrow Agent as if originally named as the Escrow Agent. Upon such appointment, the predecessor Escrow Agent shall be discharged from any further duties and liability under this Agreement, except for obligations or liabilities arising by reason of the prior gross negligence or willful misconduct on the part of the Escrow Agent.

         7. Company Representative. The Company or such successor as may be agreed upon by a majority in interest of the Company and identified to Parent by such Company in writing, shall act as representative of the Company and/or Holders (the "Company Representative"). The Company Representative may, but shall not be required to, take any and all action that may be necessary or appropriate on behalf of the Company and/or Holders with respect to this Agreement, including, without limitation, objecting to any claim by Parent against the Escrow Fund, engaging counsel to represent the Company and/or Holders in connection with any such claim, engaging any other professionals or other consultants in connection with any such claim, negotiating and settling any such claim, supervising and directing counsel and any other professionals or other consultants in connection with any such claim, and authorizing the sale of any of the Escrow Shares. The Company Representative shall also be authorized to disburse any shares held in the Escrow Fund in payment of any fees or expenses incurred by the Company Representative on behalf of the Company and/or Holders in taking any of the foregoing actions; provided, however, that the maximum amount of shares which the Company Representative may order so disbursed from the Escrow Fund prior to the end of the Escrow Period shall be five percent (5%) of the amount of shares held in the Escrow Fund, or Eighteen Thousand Seven Hundred Fifty (18,750) shares, and the maximum amount of shares which the Company Representative may order so disbursed from the Escrow Fund after the end of the Escrow Period shall be the greater of (1) ten percent (10%) of the amount of shares held in the Escrow Fund, or Thirty Seven Thousand Five Hundred (37,500) shares, minus amounts so disbursed prior to the end of the Escrow Period, or (2) an amount equal to the aggregate value of the Escrow Fund minus the total amount of Parent's indemnification claims then pending, both as of the time of any such disbursement. To the extent the fees or expenses incurred by the Company Representative on behalf of the Company intaking any of the foregoing actions exceed the amount the Company Representative may obtain from the Escrow Fund, the Company and/or Holders shall indemnify the Company Representatives. The Company Representative may, on behalf of the Company and/or Holders, take any action that the Company Representative in good faith deems to be in the best interests of the Company and/or Holders and shall, on behalf of the Company, take any action that the Company Representative may be instructed or expressly authorized to take by a majority in interest of the Company and/or Holders, including contesting or settling any claim by Parent. To the maximum extent permitted by law, the Company Representative shall have no liability of any kind or nature whatsoever with respect to any action or omission taken by the Company Representative on behalf of the Company and/or Holders, where such action is taken either with the consent or the express authorization of a majority in interest of the Company and/or Holders or is otherwise taken in good faith on behalf of the Company and/or Holders.

         8. Arbitration. All disputes or controversies arising under or in connection with this Agreement shall be settled exclusively by final and binding arbitration in County of Detroit, State of Michigan which arbitration shall be in accordance with the rules of the American Arbitration Association ("AAA"), except as modified herein, and as such rules shall be in effect on the date of delivery of demand for arbitration (as described below). The arbitration of such issues, including the determination of the amount of any damages suffered by any party, shall be to the exclusion of any court of law. In the event of a timely demand for arbitration, Parent shall provide the Company Representative with a list of three arbitrators from the AAA listing of arbitrators and the Company Representative shall select the arbitrator from such list of three. The decision of the arbitrator shall be final and binding upon the parties and their respective personal representatives, heirs, devisees, successors and assigns. A party wishing to submit a dispute or controversy to arbitration must submit a written demand for arbitration to the other party to this Agreement (and deliver a copy of such demand to the Escrow Agent) not less than thirty (30) days after the transaction, occurrence or event giving rise to such dispute or controversy. Such written demand for arbitration shall be provided to the arbitrator and shall contain a statement of the matter in dispute and a statement of the facts the party demanding arbitration is relying on to support his or its position. Judgment may be entered on the arbitrator's award in any court having proper jurisdiction. The costs of arbitration, including attorneys' fees, shall be awarded by the arbitrator to the prevailing party.

         9. Tax Reporting. Parent shall prepare and file all tax reports on Internal Revenue Service Form 1099-B that are required to be filed periodically with respect to the issuance of Escrow Shares in the Company names, and the Escrow Agent shall have no obligation to prepare any such tax reports.

         10. Governing Law. This Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Venue and Jurisdiction shall be, at all time, the County of Detroit, State of Michigan.

         11. Amendments; Modifications. This Agreement may not be amended or modified except pursuant to a written agreement signed by each of the parties hereto.

         12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the same day if delivered personally, or by facsimile transmission with voice confirmation of receipt, or shall be deemed given on the date receipt is confirmed if mailed by registered or certified mail or commercial overnight courier (e.g., Federal Express, DHL, Network Courier, Sonic, etc.), return receipt or confirmation of delivery requested, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Parent:

                           Eco-form International, Inc.
                           Attention:  Howard Keep
                                       Terrance Keep
                           1040 Riverside Drive, Unit 33
                           London, Ontario, CANADA N6H5H1
                           Facsimile: (519) 471-4203

                           with a copy to its counsel:

                           The Summit Law Corporation
                           Attention:  Cynthia Futter, Esq.
                                       Julie Barker, Esq.
                           2121 Cloverfield Blvd., Suite 116
                           Santa Monica, California 90404
                           Facsimile: (310) 586-6846

         If to the Company:

                           Eco-form, Inc.
                           Attention:  Mr. Muhammad Salahuddin Khan
                                       Mr. Muhammad Jalaluddin Khan
                                       Mr. Fuad Khan
                           24 Walpole Park South
                           Walpole, Massachusetts 02081
                           Facsimile: (508) 660-1011

                           with a copy to its counsel:

                           Lawrence S. Pober, Esq., P.C.
                           103 Court Street
                           Plymouth, Massachusetts 02360
                           Facsimile: (508) 746-2652

If to the Holders:

                           Mr. Muhammad Salahuddin Khan
                           24 Walpole Park South
                           Walpole, Massachusetts 02081
                           Facsimile: (508) 660-1011

                           Mr.Muhammad Jalaluddin Khan
                           24 Walpole Park South
                           Walpole, Massachusetts 02081
                           Facsimile: (508) 660-1011

                           Mr. Fuad Khan
                           24 Walpole Park South
                           Walpole, Massachusetts 02081
                           Facsimile: (508) 660-1011

                           Biosphere International Group Company Limited 83 Navatanee, Soi 5
                           Buanggom
                           Sukai, Bangkok, Thailand

                           Mr. Rungyos Chantapasa
                           83 Navatanee, Soi 5
                           Buanggom
                           Sukai, Bangkok, Thailand

         If to the Company
         Representative:            Mr. Fuad Khan
                                    24 Walpole Park South

                                    Walpole, Massachusetts 02081
                                    Facsimile: (508) 660-1011

         If to the
         Escrow Agent:              Northwest Trustee and Management Services
                                    Attention: Mr. Stephen Trefs
                                    7307 N. Division, Suite 303
                                    Spokane, Washington 99208
                                    Facsimile: (509) 468-2577


         13. Effect on Successors in Interest, Assignees. This Agreement shall inure to the benefit of and be binding upon the heirs, administrators, executors, assignees and successors of each of the parties hereto.

         14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         15. Waiver of Jury Trial. THE PARTIES, EACH HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE OTHER EXHIBITS, OR THE MERGER ITSELF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO CONSUMMATE THE MERGER AND THIS ESCROW AGREEMENT.

         16. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as provided for in this Agreement it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

         17. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         18. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         19. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) -such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         20. Effect of Termination. If this Agreement is validly terminated by any of the Parties, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of any of the Parties (or any of their respective Representatives or affiliates), except (a) that the provisions of Sections 8, 10, 15, 20 and 22 will continue to apply following any such termination and (b) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement.

         21. Waiver. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

         22. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         23. Integration. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the escrow rights granted by the Company with respect to the Parent Common Stock pursuant to the Merger Agreement. Except as provided in the Merger Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the escrow rights granted by the Company with respect to the Parent Common Stock. This Agreement supersedes all prior agreements and understandings among the parties with respect to such escrow rights.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   Eco-form International, Inc. ("Parent")


                                   ---------------------------------------------
                                   By:      Howard Keep
                                   Its:     Chairman, C.E.O., President

                                   Date:
                                         ---------------------------------------


                                   Eco-form, Inc. ("Company")


                                   ---------------------------------------------
                                   By:      Muhammad Salahuddin Khan
                                   Its:     Chairman

                                   Date:
                                         ---------------------------------------


                                   COMPANY REPRESENTATIVE on behalf of himself and as representative of the individual shareholders and optionholders of Eco-form, Inc.

                                   ---------------------------------------------
                                                     Fuad Khan

                                   Date:
                                         ---------------------------------------


                                   HOLDERS


                                   ---------------------------------------------
                                   Muhammad Salahuddin Khan

                                   Date:
                                         ---------------------------------------



                                   ---------------------------------------------
                                   Fuad Khan

                                   Date:
                                         ---------------------------------------



                                   ---------------------------------------------
                                   Muhammad Jalaluddin Khan

                                   Date:
                                         ---------------------------------------


                                   ---------------------------------------------
                                   Rungyos Chantapasa

                                   Date:
                                         ---------------------------------------


                                   Biosphere International Group Company Limited


                                   ---------------------------------------------
                                   By:  Rungyos Chantapasa
                                   Its: President

                                   Date:
                                         ---------------------------------------


                                   ESCROW AGENT:
                                   Northwest Trustee and Management Services


                                   ---------------------------------------------
                                   By: Stephen Trefs
                                            Its:
                                                --------------------------------
                                   Date:
                                         ---------------------------------------